UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2024

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	B	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2024, Barnes Group Inc. (“Barnes”) entered into a Refinancing Amendment (Amendment No. 2) (the “Amendment”), by and among Barnes, Barnes Group Switzerland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland, Barnes Group Acquisition GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and as collateral agent, which amended Barnes’ Credit Agreement, dated as of August 31, 2023 (as previously amended by that certain Amendment No. 1, dated as of February 6, 2024, and as otherwise amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”).

Pursuant to the Amendment, the outstanding $648,375,000 principal amount of term loans under the Credit Agreement (the “Existing Term Loans”) were replaced with an equal amount of new term loans (the “New Term Loans”) having substantially similar terms as the Existing Term Loans, except with respect the interest rate applicable to the New Term Loans and certain other provisions.  Proceeds from the New Term Loans were used to refinance the Existing Term Loans.

The interest rate margin applicable to the New Term Loans was reduced to 1.50%, in the case of ABR loans, and 2.50%, in the case of Term SOFR loans (with the Term SOFR floor remaining at 0.0%).  The interest rate margin applicable to the Existing Term Loans was 2.00%, in the case of ABR loans, and 3.00%, in the case of Term SOFR loans.  In addition, the Term SOFR adjustment applicable to the New Term Loans was reduced to 0.00%.  The Term SOFR adjustment applicable to the Existing Term Loans was 0.10%.  The maturity of the New Term Loans remains unchanged at August 31, 2030.

BofA Securities, Inc., Citizens Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, PNC Bank, National Association, TD Securities (USA) LLC and Truist Securities, Inc. served as joint lead arrangers and joint bookrunners, and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Barnes on the transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description of Exhibit

10.1
Amendment No. 2, dated as of March 19, 2024, by and among Barnes, Barnes Group Switzerland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland, Barnes Group Acquisition GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, the lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent and as Collateral Agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “expect,” “plan,” “strategy,” “estimate,” “project,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our ability to successfully close and integrate and achieve anticipated synergies associated with recently announced and future acquisitions, including the acquisition of the Company described herein; risks associated with international sales and operations, including with respect to the forecasted growth of the Company’s businesses; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. Barnes assumes no obligation to update our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2024		BARNES GROUP INC.
(Registrant)

	By	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, General Counsel